As filed with the Securities and Exchange Commission on June 3, 2021.
Registration No. 333-256370

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Convey Holding Parent, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	84-2099378 (I.R.S. Employer Identification No.)

100 SE 3rd Avenue, 26th Floor
Fort Lauderdale, FL 33394
(800) 559-9358
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen C. Farrell
Convey Holding Parent, Inc.
100 SE 3rd Avenue, 26th Floor
Fort Lauderdale, FL 33394
(800) 559-9358
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William V. Fogg Michael E. Mariani Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000	Michael Kaplan Derek J. Dostal Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	$100,000,000	$10,910

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)
Includes the aggregate offering price of the additional shares of our common stock that the underwriters have the option to purchase from us and the selling stockholder.

(3)
Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Convey Holding Parent, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-256370) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Exhibit Index
Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
3.1*	Form of Second Amended and Restated Certificate of Incorporation of Convey Holding Parent, Inc., to be effective upon the completion of this offering
3.2*	Form of Second Amended and Restated Bylaws of Convey Holding Parent, Inc., to be effective upon the completion of this offering
5.1***	Opinion of Cravath, Swaine & Moore LLP
10.1**
First Lien Credit Agreement, dated as of September 4, 2019, by and among CHS Merger Sub, Inc., Convey Health Solutions, Inc., Convey Health Parent, Inc., Ares Capital Corporation, as administrative agent and as collateral agent, SunTrust Bank, as priority revolving agent and as an issuing bank and a swing line lender, and the other lenders from time to time party thereto.

10.2**
Amendment No. 1 to First Lien Credit Agreement, dated as of April 8, 2020, by and among Convey Health Solutions, Inc., Ares Capital Corporation, as administrative agent and as collateral agent, the lenders party thereto and, solely for the purposes set forth therein, Convey Health Parent, Inc.

10.3**
Amendment No. 2 to First Lien Credit Agreement, dated as of February 12, 2021, by and among Convey Health Solutions, Inc., Ares Capital Corporation, as administrative agent and as collateral agent, the lenders party thereto and, solely for the purposes set forth therein, Convey Health Parent, Inc.

10.4*	Form of Registration Rights Agreement
10.5*	Form of Stockholders Agreement
10.6**†	Cannes Holding Parent, Inc. 2019 Equity Incentive Plan
10.7**†	Form of Option Award Agreement Under the Cannes Holding Parent, Inc. 2019 Equity Incentive Plan
10.8*†	Form of Convey Holding Parent, Inc. 2021 Omnibus Incentive Compensation Plan
10.9*†	Form of Notice of Stock Option Award Convey Holding Parent, Inc. 2021 Omnibus Incentive Compensation Plan
10.10*†	Form of Notice of Restricted Stock Unit Award Convey Holding Parent, Inc. 2021 Omnibus Incentive Compensation Plan
10.11*†	Form of Convey Holding Parent, Inc. 2021 Employee Stock Purchase Plan
10.12*†	Employment Agreement by and among Stephen C. Farrell, Convey Health Solutions, Inc. and Convey Health Parent, Inc.
10.13*†	Employment Agreement by and among Kyle Stern, Convey Health Solutions, Inc. and Convey Health Parent, Inc.
10.14*†	Employment Agreement by and among Arjun Aggarwal, Convey Health Solutions, Inc. and Convey Health Parent, Inc.
10.15*†	Carl Whitmer Board of Directors of Cannes Holding Parent, Inc. Invitation Letter
10.16*	Form of Indemnification Agreement
21.1**	Subsidiaries of Convey Holding Parent, Inc.
23.1**	Consents of PricewaterhouseCoopers LLP
23.2***	Consent of Cravath, Swaine & Moore LLP (contained in its opinion filed as Exhibit 5.1 hereto)
24.1**	Power of attorney (included on the signature page to this Registration Statement)

*
Filed herewith

**
Previously filed.

***
To be filed by amendment.

†
Indicates management contract or compensatory plan.

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Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on June 3, 2021.
Convey Holding Parent, Inc.
By:
/s/ Stephen C. Farrell

Name: Stephen C. Farrell
Title:   Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature		Title	Date
By:	/s/ Stephen C. Farrell Stephen C. Farrell	Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2021
By:	/s/ Timothy Fairbanks Timothy Fairbanks	Chief Financial Officer & Executive Vice President (Principal Financial Officer)	June 3, 2021
By:	* Susana E. Pichardo	Senior Vice President, Accounting (Principal Accounting Officer)	June 3, 2021
By:	* Sharad S. Mansukani	Director	June 3, 2021
By:	* Todd Sisitsky	Director	June 3, 2021
By:	* Katherine Wood	Director	June 3, 2021
By:	* W. Carl Whitmer	Director	June 3, 2021

By:
/s/ Stephen C. Farrell

Name: Stephen C. Farrell
Title: Attorney-in-Fact

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